                                                                    Exhibit 16

September 7, 2001

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington D.C., 20549

Commissioners:

We have read the statements made by ImmunoGen, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated August 31, 2001. We agree with the statements concerning our Firm in such Form 8-K.


/s/PricewaterhouseCoopers LLP